NORTHERN LIGHTS FUND TRUST IV INVESTMENT ADVISORY AGREEMENT APPENDIX A

Dated: July 26, 2024 FUNDS OF THE TRUST

NAME OF FUND                            ANNUAL ADVISORY FEE AS A% OF AVERAGE NET ASSETS OF THE FUND

FM Focus Equity ETF                                                     70bps

FM Cash Flow Equity ETF                                             70bps

NORTHERN LIGHTS FUND TRUST IV

By: /s/ Wendy Wang

Name: Wendy Wang

Title: President

FIRST MANHATTAN CO.

By: /s/ Ben Clammer

Name: Ben Clammer

Title: Managing Director